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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement (file Nos. 333-4544 and 333-4544-01) of Chateau Communities, Inc. and CP Limited Partnership on Form S-3 of our report dated February 2, 1996 (related to the consolidated financial statements of ROC Communities, Inc.) appearing in Form 8-K of Chateau Communities, Inc. dated December 10, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

December 10, 1997